EXHIBIT 10.25

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT, dated as of the 24th day of January 2008 (the “Agreement”), is by and among Fortune Finance Overseas Ltd., a British Virgin Islands company (the “Seller”), and Medan, LLC, a limited liability company formed under the laws of the State of Delaware (the “Purchaser”).

WITNESSETH:

WHEREAS, the Seller desires to sell to the Purchaser, and the Purchaser desires to purchase 9,700 shares of capital stock (the “Company Shares”) of PT Panganmas Inti Nusantara, an Indonesian company (the “Company”), on the terms and conditions set forth below; and

WHEREAS, the Seller is in the process of completing the transfer of certain Company shares from PT. Citra Jaya Makmur a limited liability company incorporated under Indonesian law ( “CJM”);

WHEREAS, the Seller, upon completion of the transfer of Company shares from CJM is the majority shareholder of the Company.

WHEREAS, the Seller and the Purchaser have established an escrow account (the “Escrow Account”) at U.S. Bank, N.A. in San Francisco, California, U.S.A. (the “Escrow Agent”) for the purposes of effecting the payment of the sale contemplated hereby.

WHEREAS, the Purchaser has deposited into the Escrow Account a total of U.S. $10,675,000, a portion of which represents the purchase price of the Company Shares.

WHEREAS, under the laws of Indonesia, before the sale of the Company Shares can be effected, the Investment Coordinating Board of Indonesia (the Badan Koordinasi Penanaman Modal) must approve the Company’s Foreign Investment Application (the Izin atas Permohonan Penanaman Modal Asing), which approval is evidenced by the issuance of a Surat Persetujuan Penanaman Modal Asing (the “Certificate”).

NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties and agreements set forth herein, the parties hereto agree as follows:

ARTICLE I
SALE AND PURCHASE OF SHARES

1.1 Transfer of Shares. Subject to the terms and conditions set forth in this Agreement and in reliance upon the representations and warranties of the Seller and the Purchaser herein set forth, at the Closing, the Seller shall sell, transfer, convey, assign and deliver to the Purchaser, and the Purchaser shall purchase from the Seller, by appropriate bills of sale, assignments and other instruments satisfactory the Purchaser and its counsel, good and marketable title in and to the Company Shares.

ARTICLE II
PURCHASE PRICE, PAYMENT AND RELATED MATTERS

2.1 Purchase Price. At the Closing, the Purchasers shall, through release from Escrow Account, pay to the Seller for the Company Shares the aggregate sum of U.S. $8,175,000 (the “Purchase Price”) by wire transfer from the Escrow Agent of immediately available funds into a bank account designated in writing by the Seller on or prior to the Closing.

2.2 Transfer Taxes. The Seller shall be solely responsible for the payment of any and all application fees and costs payable in Indonesia incident to the sale and transfer of the Company Shares contemplated herein.

ARTICLE III
THE CLOSING

3.1 Time and Place of Closing. The closing of the transactions contemplated hereby shall take place as follows:

(a) Upon the receipt of the Certificate, the Seller shall cause the Company to cancel and replace the stock certificate representing the 13,750 shares currently owned by the Seller with two certificates, one representing the 9,700 Company Shares registered in the Purchaser’s name (the “Stock Certificate”), and the second registered in the Seller’s name representing the remaining 4,050 shares.

(b) The Seller shall deliver the original Stock Certificate and the original Certificate to the Escrow Agent.

(c) At lease three days prior to the Closing, the Seller shall deliver to each of Weintraub Genshlea and Chediak Law Corporation, the Purchaser’s U.S. counsel, and to Hanafiah Ponggawa & Partners, the Purchaser’s counsel in Indonesia, (i) a copy of both the Stock Certificate and the Certificate (ii) evidence of announcement of the plan of acquisition of the Company in a daily newspaper as required under the Indonesian Company Law; (iii) a copy of the resolution of the shareholders of the Company approving the transfer of shares from the Seller to the Purchaser as required by the Articles of Association of the Company and the Indonesian Company Law; (iv) (v) reasonable evidence of the announcement to the employees of the Company of the acquisition plan; and (vi) the deed of transfer of shares between CJM and Seller.

(d) In accordance with the terms of the agreement governing the disbursement of funds from the Escrow Account, upon the receipt by Escrow Agent of the Certificate and the original Stock Certificate, the Escrow Agent shall promptly release (but in no event later than by noon the first business day after the receipt by the Escrow Agent of the foregoing Certificate and Stock Certificate) the Purchase Price from the Escrow Account and transfer that Purchase Price payment to the Seller in accordance with Section 2.2 above. The “Closing” shall be deemed to have occurred on the date that Purchase Price payment is sent to the Seller by the Escrow Agent.

3.2 Expiration of this Agreement. In the event that the Closing has not occurred by the close of business in San Francisco, California, on April 30, 2008, this Agreement shall automatically terminate and the Escrow Agent shall, as set forth in the escrow agreement, return the funds held in the Escrow Account to the Purchaser.

3.3 Additional Conditions to Close. At least three business days prior to Closing, Seller shall deliver to Purchaser the following documents, with a copy of each delivered to Hanafiah, Ponggawa & Partners, the Purchaser’s counsel in Indonesia:

(a) the approval of the Board of Directors of the Company for the transfer of shares from CJM to Seller;

(b) the resolution of the shareholders of the Company approving the transfer of 13,750 Company shares of CJM to Seller as required by the Articles of Association of the Company and the Indonesian Company Law;

(c) the Approval from the Investment Coordinating Board of Indonesia  approving Seller as a shareholder of the Company and therefore the  change of status of the Company from domestic investment company to foreign investment  company;

(d) the deed of transfer of shares between CJM and Seller that is already effective;

(e) the evidence of the announcement to the employees of the Company of the acquisition plan as required by the Indonesian Company Law;

(f) the evidence of announcement of the plan of acquisition of the Company in daily newspaper as required by the Articles of Association of the Company and the Indonesian Company Law;

(g) the Company Shareholders Registration Book (Daftar Pemegang Saham) stating Seller as a shareholder of the Company; and

(h) the Company’s shares certificate under the name of Seller.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE
SELLER REGARDING THE COMPANY AND THE COMPANY SHARES

The Seller hereby represents and warrants to the Purchaser that:

4.1 Title to Company Shares. Subject only to the completion of the transfer from CJM (which Seller represents and warrants will be promptly completed, and in all events completed prior to the Closing), the Seller is the sole legal and beneficial owner of all of the Company Shares, and upon consummation of the purchase contemplated herein, the Purchaser will acquire from the Seller good and marketable title to the Company Shares, free and clear of all liens, claims, encumbrances or restrictions. The Company Shares have been duly authorized, are validly issued, fully paid and nonassessable, and are not subject to, nor issued in violation of, any preemptive rights or rights of first refusal. Upon completion of the transactions contemplated herein and the stock purchase pursuant to Section 7.4, the Purchaser will own 51% of the outstanding stock of the Company.

4.2  Organization; Authority to Execute and Perform Agreements. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the British Virgin Islands and is qualified to do business in every jurisdiction in which it is required to be qualified, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Seller has full power and authority and all licenses, permits, authorizations, agreements, consents and exemptions, and has satisfied all conditions and terms relating or attaching thereto, as necessary to own and operate its properties and to carry on its business as now conducted, and all such licenses, permits, authorizations, agreements, consents and exemptions are in full force and effect and have been fully complied with. There are no circumstances, facts or matters which indicate that any of the licenses, permits, authorizations, agreements, consents and exemptions will or are likely to be revoked or not renewed, in whole or in part, in the ordinary course of events (whether as a result of the purchase by the Purchaser of the Company Shares or otherwise). Correct and complete copies of the Company’s charter documents have been provided to Purchaser. The Company is not in default under or in violation of any provision of its charter documents. The Seller has the full right, power and authority to enter into, execute and deliver this Agreement and, subject to the receipt of the Certificate, to transfer, convey and sell to the Purchaser at the Closing the Company Shares.

4.3 Enforceability. This Agreement has been duly and validly executed by the Seller and (assuming the due authorization, execution and delivery by the Purchaser) constitutes the legal, valid and binding obligation of the Seller, enforceable in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by general equitable principles affecting the enforcement of contracts.

4.4 No Violation. The execution or delivery by the Seller of this Agreement does not (i) violate in any material respect any applicable law or any judgment, order or decree of any court, and will not result in the creation or imposition of any lien, charge or other encumbrance upon the Company Shares, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Company is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any encumbrance upon any of its assets). For purposes of this Section 4.4, “encumbrance” means any encumbrance, claim, lien, charge, mortgage, security interest, equity, option, pledge, restriction on transferability (including, without limitation, any voting agreement, voting trust, any restriction on voting rights or right of disposition), defect of title, attachments, preliminary attachments or adverse claims (whether or not made, known or contingent) or other claims or third party rights of whatever nature on any property or property interest.

4.5 Compliance with Laws. The Company has complied in all respects with, is not in violation in any material respect of, and has not received any notices of violation with respect to all laws, ordinances, regulations, interpretations, judgments, decrees, injunctions, permits, licenses, certificates, governmental requirements, orders, guidelines and other similar items of any court or other governmental entity. Without in any manner limiting the foregoing: (i) the Company Shares were issued in full compliance with all applicable laws of Indonesia relating to the issuance or sale of securities, (ii) there has been no storage, disposal, generation, manufacture, refinement, transportation, handling, release or treatment of waste or hazardous substances by the Company at, upon, or from any of the property now or previously owned or leased by the Company in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which could reasonably be expected to require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, and (iii) the Company will at the Closing have no obligations with regard to current or past employees or agents.

4.6 No Adverse Litigation. The Seller is not a party to any pending litigation which seeks to enjoin or restrict the Seller’s ability to sell or transfer the Company Shares hereunder, nor is any such litigation threatened against the Seller. Furthermore, there is no litigation pending or threatened against the Seller which, if decided adversely to the Seller, could adversely affect the Seller’s ability to consummate the transactions contemplated herein or the Purchaser’s ownership of the Company shares.

4.7 Organization and Qualification of the Company. The Company is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of Indonesia, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company is not in violation or default of any of the provisions of its Articles of Association or other organizational or charter documents.

4.8 Capitalization. The Company’s authorized capital currently consists of 21,950 shares of capital stock, all of which have been issued and are outstanding. As of the date of this Agreement, CJM owns the 13,750 shares that will be transferred to the Seller before the Closing, and Yayasan Bina Sejahtera Warga BULOG (“BULOG”) owns 8,200 shares. The Company has not issued any other series or class of capital stock, and except as set forth in Schedule 4.8, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any person any right to subscribe for or acquire, any of the Company’s shares. All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable. Except as set forth in Schedule 4.8, there are no shareholder agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company or any of its shareholders is a party. The Company is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock. All Company option plans or other incentive plans, have been terminated.

4.9 Title to Assets; Permits. The Company has good and marketable title to that certain parcel of land located at Kuala Tanjung, Medan, North Sumatra, Indonesia and more specifically described on Schedule 4.9 hereto (the “Land”) and good and marketable title to all permits, licenses, approvals, and governmental authorizations (“Permits”) required for the development and operation of the Land as a wheat mill, free and clear of any encumbrances. The Permits are sufficient to construct and operate the wheat facility as currently contemplated by the parties. The Land is owned by the Company free and clear of all liens and encumbrances. In addition to the Land, the Company owns real estate in Jakarta, Indonesia,which real estate the Company will transfer and dispose of following the Closing. As set forth in Section 5.3, all proceeds from the sale of the Jakarta real estate shall belong to the Seller.

4.10 Company Indebtedness. All of the indebtedness and obligations of the Company of any kind will be discharged by no later than the Closing, and the Company shall have no outstanding indebtedness or liabilities as of the Closing. The Company has promptly and properly notified its insurance carriers of any and all claims known to it with respect to its operations or products for which it is insured. The Company is not a guarantor of, nor is it otherwise liable for, any liability or obligation (including indebtedness) of any other person or entity.

4.11 Absence of Litigation; No Dissolution. There is no action, suit, claim, proceeding, inquiry, or investigation before or by any court, public board, or government agency or body pending or, to the knowledge of the Seller, threatened against or affecting the Shares, other shares of the Company, the Company or the Land. There is no judgment, decree or order against the Company, or to the knowledge of the Seller, against its commissioners, managers, officers or directors (in their capacities as such). No order has been made, petition presented or meeting convened for the purpose of considering a resolution for the winding up of the Company or for the appointment of any provisional liquidator. No petition has been presented for an administration order to be made in relation to the Company, and no receiver (including any administrative receiver) has been appointed in respect of the whole or any part of any of the assets and/or undertaking of the Company.

4.12 Tax Returns and Payments. Except for those taxes that are not yet due or required to be paid, the Company has made or filed all federal, state, local income and other tax returns, reports and declarations required by Indonesia and any jurisdiction to which it is subject, and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations. As more specifically set forth in Section 7.5, the Seller agrees that it shall be responsible for, and shall pay all unpaid taxes of the Company relating to any period prior to the Closing, and, if any additional taxes accrue to the Company as a result of the disposition of the Jakarta building after the Closing, all of the taxes related to the Jakarta building.

4.13 No Broker. No broker, finder, agent or similar intermediary has acted for or on behalf of Seller or is entitled to a fee or commission in connection with this Agreement or the transactions contemplated hereby.

4.14 Disclosure. The representations and warranties contained in this Section 4 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 4 not misleading.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser represents and warrants to the Seller that:

5.1 Organization; Authority; Due Authorization. The Purchaser is duly organized, validly existing and in good standing under the laws of Delaware, and has all requisite power, authority and approvals required to enter into, execute and deliver this Agreement and to perform fully its obligations hereunder. The Purchaser has taken all actions necessary to authorize it to enter into and perform fully its obligations under this Agreement and to consummate the transactions contemplated herein. This Agreement is the legal, valid and binding obligation of Purchaser, enforceable in accordance with its terms.

5.2 No Violation. The execution and delivery of this Agreement and the consummation of the transactions contemplated herein will not (a) violate, conflict with, or constitute a default under any contract or other instrument to which the Purchaser is a party or by which it or its property is bound, (b) require the consent of any party to any material contract or other agreement to which Purchaser is a party or by which it or its property is bound, or (c) violate any laws or orders to which Purchaser is subject.

5.3 Reorganization of the Company. The Purchaser is aware that, prior to the date of this Agreement, the Company was engaged in certain other business activities (including the distribution of wheat flour) (“Prior Activities”) and that the Company owned other assets that are not related to the Land or to the wheat flour mill that the Company proposes to develop on the Land (all such assets other than the Land and rights, permits and interest that are not directly related to the proposed wheat mill are herein collectively referred to as the “Unrelated Assets”). The Unrelated Assets include a building in Jakarta, Indonesia, and several automobiles kept in Jakarta. The Purchaser hereby agrees and acknowledges that the Company shall dispose of, or has disposed of, the Unrelated Assets prior to and, with respect to the building in Jakarta, after the Closing, and that the Unrelated Assets and all proceeds received from the disposal of such Unrelated Assets shall be the property of the Seller and not of the Company. The Purchaser further acknowledges that the Unrelated Assets may be transferred to affiliates of the Seller. In addition to the Unrelated Assets, the Company may use any cash that it may have in its bank accounts prior to the Closing (i) for the payment by the Company of its outstanding debts and liabilities, and (ii) to make distributions to its shareholders (including the Seller). The Purchaser acknowledges that, after the reorganization and the disposal of the Unrelated Assets, the Company shall, therefore, own the Land and various Permits, licenses and other intangible assets related to the proposed development of a wheat mill facility on the Land, but that it will not otherwise own any real or personal assets.

5.4 No Broker. No broker, finder, agent or similar intermediary has acted for or on behalf of the Purchaser or is entitled to a fee or commission in connection with this Agreement or the transactions contemplated hereby.

ARTICLE VI
INDEMNIFICATION

6.1 Indemnity of the Seller. In addition to its obligations under Section 6.4 below, the Seller agrees to indemnify, defend and hold harmless and reimburse the Purchaser and Purchaser’s member, and the officers, directors, agents and employees of Purchaser’s member (“Purchaser Indemnitees”) from and against, and to reimburse the Purchaser with respect to, all liabilities, losses, costs and expenses, including, without limitation, reasonable attorneys’ fees and disbursements, asserted against or incurred by any Purchaser Party by reason of, arising out of, or in connection with (i) any material breach of any representation, warranty or covenant contained in this Agreement or made by the Seller or in any document or certificate delivered by the Seller pursuant to the provisions of this Agreement or in connection with the transactions contemplated thereby (ii) the Company’s operations prior to the Closing, including without limitation any acts or omissions by the Company or Seller, or any affiliate or agent of either, occurring prior to the Closing, or any obligations of the Company arising prior to the Closing, or (iii) the Unrelated Assets and/or Prior Activities..

6.2 Indemnity of the Purchaser. The Purchaser agrees to indemnify, defend and hold harmless the Seller from and against, and to reimburse the Seller with respect to, all liabilities, losses, costs and expenses, including, without limitation, reasonable attorneys’ fees and disbursements, asserted against or incurred by the Seller by reason of, arising out of, or in connection with any material breach of any representation, warranty or covenant contained in this Agreement or made by the Purchaser or in any document or certificate delivered by the Purchaser pursuant to the provisions of this Agreement or in connection with the transactions contemplated thereby.

6.3 Indemnification Procedure. A party (an “Indemnified Party”) seeking indemnification shall give prompt notice to the other party (the “Indemnifying Party”) of any claim for indemnification arising under this Article VI. The Indemnifying Party shall have the right to assume and to control the defense of any such claim with counsel reasonably acceptable to such Indemnified Party, at the Indemnifying Party’s own cost and expense, including the cost and expense of attorneys’ fees and disbursements in connection with such defense, in which event the Indemnifying Party shall not be obligated to pay the fees and disbursements of separate counsel for such in such action. In the event, however, that such Indemnified Party’s legal counsel shall determine that defenses may be available to such Indemnified Party that are different from or in addition to those available to the Indemnifying Party, in that there could reasonably be expected to be a conflict of interest if such Indemnifying Party and the Indemnified Party have common counsel in any such proceeding, or if the Indemnified Party has not assumed the defense of the action or proceedings, then such Indemnifying Party may employ separate counsel to represent or defend such Indemnified Party, and the Indemnifying Party shall pay the reasonable fees and disbursements of counsel for such Indemnified Party. No settlement of any such claim or payment in connection with any such settlement shall be made without the prior consent of the Indemnifying Party which consent shall not be unreasonably withheld.

6.4 Company Reimbursement. In the event of a breach of any representation or warranty made by the Seller under Sections 4.10 through 4.13, the Seller hereby agrees to reimburse and compensate the Company for any debts, costs, expenses or payments that it incurs that are in excess of the obligations and liabilities disclosed in such Sections 4.10 through 4.13. For example, in the event that all indebtedness of the Company is not discharged before the Closing and, as a result, the Company is obligated to pay any pre-closing indebtedness of the Company after the Closing, the Seller shall promptly reimburse the Company for any such payments made by the Company.

ARTICLE VII
COVENANTS

7.1 Shareholders/Voting Agreement. The Seller and Purchaser acknowledge that, following the Closing, they will not own and equal number of the Company’s shares. Nevertheless, the parties hereto agree that it is their intention at all times to exercise their rights as shareholders, and to vote their shares, in a manner as if each of them owned 50% of the issued and outstanding shares to the Company. Accordingly, promptly following the execution of this Agreement, the parties hereto shall commence negotiating and preparing a shareholders/voting agreement pursuant to which the Seller and the Purchaser shall agree (i) to vote all of their Company shares in a manner that the Company’s Board of Directors and Board of Commissioners shall consist of an even number of persons, one half of which shall be designated by each of the Seller and the Purchaser, and (ii) that they will not vote in favor of a Fundamental Change unless they jointly agree to the Fundamental Change. A “Fundamental Change” means the occurrence of a transaction or series of related transactions the results in (i) the sale, lease or other disposition of all or substantially all of the Company’s assets, (ii) the liquidation or dissolution of the Company, (iii) the merger or consolidation of the Company with a third party, (iv) a reclassification of the Company’s capital, or (v) the initiation of bankruptcy proceedings by the Company.

7.2 Purchase of BULOG Shares. The Seller agrees to complete its purchase of the 8,200 shares of the Company’s stock from BULOG by no later than the Closing.

7.3 Post-Closing Proceedings. The Seller agrees to cause the Company to promptly and efficiently take any and all action after the Closing that may be required to be completed in connection with the sale by the Seller of the Company Shares to the Purchaser, including without limitation the notarization of documents, the filing of all instruments and deeds with the appropriate Indonesian governmental agencies, and the recordation of the transfer of the Company Shares in the Company’s corporate records. The Purchaser is hereby authorized by the Seller, following the Closing, to give notification of the transfer of the Company Shares to the Board of Directors of the Company, and to cause the registration of the Company Shares in the Share Register of the Company in the name of the Purchaser. For the purpose hereof, the Sellers irrevocably authorize the Purchaser- with right of substitution, after the Closing to act on behalf of and in the name of the Seller to appear whenever and wherever necessary, to sign any and all instruments, deeds and documents required and to perform all matters considered proper and beneficial for the registration of the Company Shares in the Purchaser's name, without exception. This power of attorney as stated above constitute an important and inseparable part of this Agreement, without which this Agreement would not have been consummated, and accordingly this power of attorney shall not be held void or cancelled for any reason whatsoever, including but not limited to the reasons set forth in Articles 1813, 1814 and 1816 of the Indonesian Civil Code.

7.4 Sale of 3,050 Shares to the Purchaser. The Seller hereby agrees to take all action necessary or appropriate on its part, and as reasonably requested by Purchaser’s counsel, and agrees to cooperate with the Company and its counsel, in order to complete as promptly as possible after the Closing the subscription by the Purchaser of 3,050 shares of the Company’s shares from the Company at the value of U.S. $2,500,000. The Seller hereby agrees to use its best efforts to cause the Company to prepare and file all applications with the BKPM, and the Indonesian Ministry of Law & Human Rights, and to take all such other action as may be necessary to complete the subscription by the Purchaser of such additional 3,050 shares of the Company.

7.5 Payment of the Company’s Pre-Closing Taxes. The parties hereto acknowledge that the Company may owe taxes to one or more governmental agencies in Indonesia relating to its activities prior to the Closing, which unpaid taxes may be payable before or after the Closing (all unpaid taxes and governmental levies assessed for all periods prior to the Closing, including any penalties related thereto, are herein referred to as the “Pre-Closing Taxes”). The Seller hereby agrees that it shall reimburse the Company for all Pre-Closing Taxes assessed against the Company that the Company is required to pay, and does pay. The Seller agrees that it will reimburse the Company in full for all Pre-Closing taxes that it pays within 30 calendar days after its receipt of documents evidencing the assessment and payment of an Pre-Closing Taxes.

ARTICLE VIII
MISCELLANEOUS

8.1 Survival of Representations, Warranties and Agreements. All representations and warranties made by a party to this Agreement or in any document or certificate delivered pursuant hereto shall survive the Closing for two years; provided, that the provisions of Sections 4.8, 4.10, and 4,12 shall survive until the expiration of all applicable statutes of limitation with regard to matters arising thereunder . Each of the parties hereto is executing and carrying out the provisions of this Agreement in reliance upon the representations, warranties and covenants and agreements contained in this Agreement or at the closing of the transactions herein provided for and not upon any investigation which it might have made or any representations, warranty, agreement, promise or information, written or oral, made by the other party or any other person other than as specifically set forth herein. All covenants and obligations contained in this Agreement shall survive the Closing until all obligations with respect thereto have been performed or until they have expired in accordance with their respective terms.

8.2 Further Assurances. If, at any time after the Closing, the parties shall consider or be advised that any further deeds, assignments or assurances in law or any other things are necessary, desirable or proper to complete the transactions contemplated herein or to vest, perfect or confirm, of record or otherwise, the title to any property or rights of the parties hereto, the parties agree that their proper officers and directors shall execute and deliver all such proper deeds, assignments and assurances in law and do all things necessary, desirable or proper to vest, perfect or confirm title to such property or rights and otherwise to carry out the purpose of this Agreement, and that the proper officers and directors of the parties are fully authorized to take any and all such action.

8.3 Notice. All communications, notices, requests, consents or demands given or required under this Agreement shall be in writing and shall be deemed to have been duly given when delivered to, or received by prepaid registered or certified mail or recognized overnight courier addressed to, or upon receipt of a facsimile sent to, the party for whom intended, as follows, or to such other address or facsimile number as may be furnished by such party by notice in the manner provided herein:

If to the Purchaser:

c/o NutraCea
5090 North 40th Street, Suite 400
Phoenix, AZ 85018
Attn: Brad Edson

With a copy to:

Weintraub Genshlea Chediak Law Corporation
400 Capitol Mall, Suite 1100
Sacramento, CA 95818
Attn: Chris Chediak

If to Licensee:

Fortune Finance Overseas Ltd.
53 Cairnhill Road,
Cairnhill Plaza #12-01,
Singapore 229664
Attn:_____________

With copy to:

Troy & Gould
1801 Century Park East, 26th Floor
Los Angeles, California 90067
Attn: Istvan Benko

8.4 Successors and Assigns. This Agreement shall be binding upon, enforceable against and inure to the benefit of, the parties hereto and their respective heirs, administrators, executors, personal representatives, successors and assigns, and nothing herein is intended to confer any right, remedy or benefit upon any other person. This Agreement may not be assigned by any party hereto except with the prior written consent of the other parties, which consent shall not be unreasonably withheld.

8.5 Governing Law. This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of California applicable to agreements made and fully to be performed in the state, without giving effect to any conflicts of law principles thereof

8.6 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8.7 Construction. Headings contained in this Agreement are for convenience only and shall not be used in the interpretation of this Agreement. References herein to Articles, Sections and Exhibits are to the articles, sections and exhibits, respectively, of this Agreement. As used herein, the singular includes the plural, and the masculine, feminine and neuter gender each includes the others where the context so indicates.

8.8 Severability. If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, this Agreement shall be interpreted and enforceable as if such provision were severed or limited, but only to the extent necessary to render such provision and this Agreement enforceable.

8.9 Attorneys’ Fees . If the services of an attorney are required by any party to secure the performance of this Agreement or otherwise upon the breach or default of another party to this Agreement, or if any judicial remedy or arbitration is necessary to enforce or interpret any provision of this Agreement or the rights and duties of any person in relation thereto, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and other expenses, in addition to any other relief to which such party may be entitled.

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first set forth above.

SELLER:

FORTUNE FINANCE OVERSEAS LTD.

By:

PURCHASER:

NUTRACEA

By:

Schedules

The following are the schedules to the representations and warranties of Fortune Finance Overseas Ltd. (the "Seller") set forth in Article IV of the Stock Purchase Agreement dated as of January 28, 2008 (the "Agreement") to which this Schedule is attached. All capitalized terms used and not otherwise defined herein shall have the meanings given them in the Agreement. Nothing in this Schedule of Exceptions constitutes an admission of any liability or obligation of the Seller or the Company to any party, nor an admission against the Seller’s or the Company's interests.

4.8 Capitalization.

A. The Purchaser has agreed to purchase 3,050 shares from the Company for US $2,500,000 following the Closing as soon as the Company’s Articles of Association are amended to increase the Company’s authorized capitalization and the requisite approval of the Ministry of Justice is received.

B. The Seller has agreed to purchase from BULOG all 8,200 shares currently by BULOG, which transaction is expected to be completed shortly after the Closing.

C. The Purchaser and the Seller intend to enter into a shareholder/voting agreement following the Closing.

4.9 Title to Assets.